Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333 – 146375) and Form S-3 (Nos. 333 – 129073, 333 – 138809 and 333-149487) of Central European Distribution Corporation of our report dated March 2, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this annual report on Form 10-K.

PricewaterhouseCoopers Sp. z o.o.

Warsaw, Poland

March 2, 2009